Exhibit 10.16

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (the “Amendment”) is entered into as of June 25, 2013 by and between AmpliPhi Biosciences Corporation, a Washington corporation (the “Company”) and Mr. Philip J. Young (the “Executive”).

RECITALS

WHEREAS, the Company and the Executive have entered into that certain Employment Agreement dated as of October 19, 2011 (the “Agreement”), which provides that following each time that the Company issues shares of capital stock or securities convertible into shares of capital stock until such time as the Company has raised an aggregate of $10,000,000 after the date of the Agreement through the sale of such securities, the Company shall issue to the Executive an additional option grant, such that the total number of shares of common stock subject to all stock options held by the Executive shall be ten percent (10%) of the fully diluted capitalization of the Company.

WHEREAS, the Agreement provides that all such options granted to the Executive shall vest and become exercisable with respect to half (50%) of the total number of shares of each grant immediately and the other half (50%) (the “Remaining Shares”) shall vest monthly on the first day of each subsequent month, at a rate of 1/36 of the total number of Remaining Shares per month.

WHEREAS, in connection with the proposed sale and issuance of shares of Series B Preferred Stock of the Company pursuant to that certain Subscription Agreement dated as of the date hereof; the Company and the Executive desire to amend the Agreement in order to amend the amount of stock options to be granted to the Executive and the vesting schedule of such stock options under the Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Executive hereby agree to amend the Agreement as follows:

AMENDMENT

1.          Amendment to Section 4(c). The second paragraph Section 4(c) is hereby amended and restated in its entirety to read as follows:

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“In addition, each time that the Company issues shares of capital stock or securities convertible into shares of capital stock until such time as the Company has raised an aggregate of $10,000,000 after the date of this Agreement through the sale of such securities, the Company shall issue to Executive an additional option grant (each an “Additional Option”), such that the total number of shares of common stock subject to the Initial Stock Option and all Additional Options held by Executive shall be ten percent (10%) of the fully diluted capitalization of the Company, calculated as set forth above, provided that the maximum number of shares that will be included in all Additional Options shall not exceed 11,600,000 (subject to adjustment for stock splits, stock dividends, recapitalizations and the like). The exercise price per share of each Additional Option shall be the fair market value of such shares on the date of grant. Each Additional Option shall vest and become exercisable with respect to one-third (1/3) of the total number of shares on the date of grant. The remaining two-thirds (2/3) shall vest monthly on the monthly anniversary of each closing of the respective financing that triggers the issuance of an Additional Option, at a rate of 1/36 of the total number of unvested shares remaining per month. Vesting will be subject to acceleration as set forth in Sections 5 and 6 below.”

2.          Terms of Agreement. Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

3.          Conflicting Terms. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

4.          Entire Agreement. This Amendment and the Agreement constitute the entire and exclusive agreement between the parties with respect to the subject matter hereof. All previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Amendment. This Amendment may be executed in counterparts, each of which shall be an original and both of which taken together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile and, upon such delivery, the facsimile shall be deemed to have the same effect as if the original signature had been delivered to the other party.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Employment Agreement to be executed by their duly authorized representatives, effective as of the date first written above.

COMPANY:	EXECUTIVE:

AmpliPhi Biosciences Corporation,	Phillip J. Young
a Washington corporation

By:	By:
Phillip J. Young
Name:

Title: